Exhibit 99.1

Hain Celestial Reports Third Quarter Fiscal Year 2019 Financial Results

Transformational Strategic Plan Gaining Traction as Company Reiterates Fiscal Year Guidance

Second Consecutive Quarter of Sequential Margin Improvement

Lake Success, NY, May 9, 2019-The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported financial results for the third quarter ended March 31, 2019. The results contained herein are presented with the Hain Pure Protein operating segment being treated as a discontinued operation.

“We are encouraged by our third quarter financial results that demonstrate sequential performance improvements in many key areas of our business, and we are on track to achieve our fiscal year 2019 outlook,” commented Mark L. Schiller, Hain Celestial’s President and Chief Executive Officer. “Our team is in the early innings of executing on our transformational strategic plan to simplify our portfolio, strengthen our core capabilities, reinvigorate profitable top-line growth, and expand margins, return-on-invested-capital and cash flow. We remain committed to delivering consistency in our operational and financial results to drive long-term shareholder value.”

FINANCIAL HIGHLIGHTS1

Summary of Third Quarter Results from Continuing Operations2

•	Net sales decreased 5% to $599.8 million compared to the prior year period.

•	Net sales decreased 2% on a constant currency basis compared to the prior year period.

•
When adjusted for Foreign Exchange and Acquisitions, Divestitures and certain other items, including the Project Terra Stock Keeping Unit (“SKU”) rationalization[3], net sales were flat compared to the prior year period.

•	Gross margin of 20.9%, a 10 basis point decrease over the prior year period and a 130 basis point increase from the second quarter of fiscal 2019.

•	Adjusted gross margin of 21.6%, a 140 basis point decrease over the prior year period and a 130 basis point increase from the second quarter of fiscal 2019.

•	Operating income of $23.9 million compared to $29.3 million in the prior year period and an operating loss of $15.4 million in the second quarter of fiscal 2019.

•	Adjusted operating income of $38.9 million compared to $56.0 million in the prior year period and $29.9 million in the second quarter of fiscal 2019.

•	Net income of $10.1 million compared to $25.2 million in the prior year period and a net loss of $29.3 million in the second quarter of fiscal 2019.

•	Adjusted net income of $21.7 million compared to $38.6 million in prior year period and $15.0 million in the second quarter of fiscal 2019.

•	EBITDA of $41.5 million compared to $51.5 million in the prior year period and $19.2 million in the second quarter of fiscal 2019.

•	EBITDA margin of 6.9%, a 120 basis point decrease compared to the prior year period and 360 basis point increase from the second quarter of fiscal 2019.

•	Adjusted EBITDA of $55.5 million compared to $73.4 million in the prior year period and $44.9 million in the second quarter of fiscal 2019.

•	Adjusted EBITDA margin of 9.3%, a 230 basis point decrease compared to the prior year period and a 160 basis point increase from the second quarter of fiscal 2019.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

•	EPS of $0.10 compared to $0.24 in the prior year period and a loss per diluted share of $0.28 in the second quarter of fiscal 2019.

•	Adjusted EPS of $0.21 compared to $0.37 in the prior year period and $0.14 in the second quarter of fiscal 2019.

1 This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided herein in the tables “Reconciliation of GAAP Results to Non-GAAP Measures".
2 Unless otherwise noted all results included in this press release are from continuing operations.
3 Refer to “Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other” provided herein.

SEGMENT HIGHLIGHTS FROM CONTINUING OPERATIONS

Hain Celestial United States
Hain Celestial United States third quarter net sales of $266.4 million decreased 5% over the prior year period. When adjusted for Acquisitions, Divestitures and certain other items including the Project Terra SKU rationalization3, net sales decreased 2% over the prior year period. Segment operating income in the third quarter was $17.1 million, a 32% decrease from the prior year period and a 138% increase from the second quarter of fiscal 2019. Adjusted operating income was $21.8 million, a 39% decrease over the prior year period and a 62% increase from the second quarter of fiscal 2019. Segment EBITDA in the third quarter was $20.9 million, a 33% decrease from the prior year period and 70% increase from the second quarter of fiscal 2019. Adjusted EBITDA was $25.5 million, a 48% increase from the second quarter of 2019 and a 36% decrease over the prior year period.
Hain Celestial United Kingdom
Hain Celestial United Kingdom third quarter net sales of $227.2 million decreased 5% over the prior year period. When adjusted for Foreign Exchange, Acquisitions and Divestitures and certain other items3 net sales increased 3% over the prior year period. The net sales increase compared to the prior year period was driven by 5% growth from Tilda® and 2% growth from Ella’s Kitchen®, or 11% and 9% growth, respectively, after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. The results for the United Kingdom segment compared to the prior year period also reflected an 8% decline in Hain Daniels, or 1% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3, primarily driven by declines from the New Covent Garden Soup Co.®, Cully & Sully®, and Johnson's Juice Co.™ brands and private label sales, offset in part by growth in the Linda McCartney® and Hartley's® brands. Segment operating income was $18.1 million, a 31% increase over the prior year period and a 24% increase from the second quarter of fiscal 2019. Adjusted operating income was $19.1 million, a decrease of 8% over the prior year period and a 6% increase from the second quarter of fiscal 2019. Segment EBITDA in the third quarter was $25.8 million, a 7% increase from the prior year period and an 18% increase from the second quarter of fiscal 2019. Adjusted EBITDA was $26.7 million, a 6% decrease over the prior year period and 6% increase from the second quarter of 2019.

Rest of World
Rest of World third quarter net sales of $106.1 million decreased 6% over the prior year period. When adjusted for Foreign Exchange, Acquisitions and Divestitures and certain other items3 net sales increased 1% over the prior year period. Net sales for Hain Celestial Canada decreased 6%, or increased 2% compared to the prior year period after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3, primarily driven by growth from the Sensible Portions® and Yves Veggie Cuisine® brands, offset in part by declines from the Europe's Best®, Live Clean® and Dream® brands. Net sales for Hain Celestial Europe decreased 4%, or increased 4% on a constant currency basis, primarily driven by strong performance from the Joya® and Natumi® brands and private label sales, offset in part by declines from the Lima®, Danival® and Dream® brands. Net sales for Hain Ventures, formerly known as Cultivate Ventures, decreased 16%, or 14% after adjusting for Acquisitions and Divestitures and certain other items3, primarily driven by declines from the BluePrint®, DeBoles® and SunSpire® brands, offset in part by growth from the GG UniqueFiber™ brand. Segment operating income in the third quarter was $10.9 million, a 2% decrease over the prior year period and a 30% increase from the second quarter of fiscal 2019. Adjusted operating income was $11.3 million, an 8% decrease over the prior year period and a 21% increase from the second quarter of fiscal 2019. Segment EBITDA in the third quarter was $14.0 million, a 2% increase from the prior year period and a 21% increase from the second quarter of fiscal 2019. Adjusted EBITDA was $14.4 million, a 4% decrease over the prior year period and a 17% increase from the second quarter of 2019.

Hain Pure Protein Discontinued Operations
As previously disclosed on May 5, 2018, the results of operations, financial position and cash flows related to the operations of the Hain Pure Protein business segment have been moved to discontinued operations in the current and prior periods. On February 15, 2019, the Company completed the sale of substantially all of the assets used primarily for the Plainville Farms business and on May 8, 2019 the Company entered into a definitive agreement to sell all of its equity interest in Hain Pure Protein Corporation, which includes the FreeBird® and Empire Kosher® businesses. Net sales for Hain Pure Protein in the third quarter were $88.7 million, a decrease of 25% compared to the prior year period. Net loss from discontinued operations, net of tax in the third quarter was $75.9 million and included a $40.0 million non-cash impairment charge and a loss on sale of $29.7 million.

Fiscal Year 2019 Guidance
The Company reiterates its annual guidance for continuing operations for fiscal year 2019:

•	Total net sales of $2.320 billion to $2.350 billion, a decrease of approximately 4% to 6% as compared to fiscal year 2018.

•	Adjusted EBITDA of $185 million to $200 million, a decrease of approximately 22% to 28% as compared to fiscal year 2018.

•	Adjusted EPS of $0.60 to $0.70, a decrease of approximately 40% to 48% as compared to fiscal year 2018.

Guidance, where adjusted, is provided on a non-GAAP basis and excludes acquisition-related expenses; integration charges; restructuring charges, start-up costs, consulting fees and other costs associated with Project Terra; costs associated with the CEO Succession Agreement; unrealized net foreign currency gains or losses, and accounting review and remediation costs and other non-recurring items that may be incurred during the Company’s fiscal year 2019, which the Company will continue to identify as it reports its future financial results. Guidance also excludes the impact of any future acquisitions and divestitures.

The Company cannot reconcile its expected Adjusted EBITDA to net income or adjusted earnings per diluted share to earnings per diluted share under “Fiscal Year 2019 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Contact:
James Langrock / Katie Turner
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

(unaudited and dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Total
Net Sales
Net sales - Three months ended 3/31/19	$266,445	$227,206	$106,146	$—	$599,797
Net sales - Three months ended 3/31/18	$281,052	$238,321	$113,347	$—	$632,720
% change - FY'19 net sales vs. FY'18 net sales	(5.2)%	(4.7)%	(6.4)%		(5.2)%

Operating income (loss)
Three months ended 3/31/19
Operating income (loss)	$17,099	$18,147	$10,868	$(22,249)	$23,865
Non-GAAP adjustments (1)	4,676	976	432	8,955	15,039
Adjusted operating income (loss)	$21,775	$19,123	$11,300	$(13,294)	$38,904
Operating income margin	6.4%	8.0%	10.2%		4.0%
Adjusted operating income margin	8.2%	8.4%	10.6%		6.5%

Three months ended 3/31/18
Operating income (loss)	$24,974	$13,863	$11,059	$(20,642)	$29,254
Non-GAAP adjustments (1)	10,880	6,895	1,257	7,723	26,755
Adjusted operating income (loss)	$35,854	$20,758	$12,316	$(12,919)	$56,009
Operating income margin	8.9%	5.8%	9.8%		4.6%
Adjusted operating income margin	12.8%	8.7%	10.9%		8.9%

(unaudited and dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Total
Net Sales
Net sales - Nine months ended 3/31/19	$769,585	$671,121	$304,080	$—	$1,744,786
Net sales - Nine months ended 3/31/18	$815,013	$698,968	$324,190	$—	$1,838,171
% change - FY'19 net sales vs. FY'18 net sales	(5.6)%	(4.0)%	(6.2)%		(5.1)%

Operating income (loss)
Nine months ended 3/31/19
Operating income (loss)	$26,449	$36,822	$27,078	$(105,975)	$(15,626)
Non-GAAP adjustments (1)	16,413	11,050	2,731	75,075	105,269
Adjusted operating income (loss)	$42,862	$47,872	$29,809	$(30,900)	$89,643
Operating income (loss) margin	3.4%	5.5%	8.9%		(0.9)%
Adjusted operating income margin	5.6%	7.1%	9.8%		5.1%

Nine months ended 3/31/18
Operating income (loss)	$67,696	$37,062	$30,591	$(45,889)	$89,460
Non-GAAP adjustments (1)	22,272	12,970	2,123	14,769	52,134
Adjusted operating income (loss)	$89,968	$50,032	$32,714	$(31,120)	$141,594
Operating income margin	8.3%	5.3%	9.4%		4.9%
Adjusted operating income margin	11.0%	7.2%	10.1%		7.7%
(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Webcast Presentation
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. The call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Almond Dream®, Arrowhead Mills®, Bearitos®, Better Bean®, BluePrint®, Casbah®, Celestial Seasonings®, Clarks™, Coconut Dream®, Cully & Sully®, Danival®, DeBoles®, Earth's Best®, Ella's Kitchen®, Europe's Best®, Farmhouse Fare™, Frank Cooper's®, Gale's®, Garden of Eatin'®, GG UniqueFiber™, Hain Pure Foods®, Hartley's®, Health Valley®, Imagine™, Johnson's Juice Co.™, Joya®, Kosher Valley®, Lima®, Linda McCartney® (under license), MaraNatha®, Mary Berry (under license), Natumi®, New Covent Garden Soup Co.®, Orchard House®, Rice Dream®, Robertson's®, Rudi's Gluten-Free Bakery™, Rudi's Organic Bakery®, Sensible Portions®, Spectrum® Organics, Soy Dream®, Sun-Pat®, Sunripe®, SunSpire®, Terra®, The Greek Gods®, Tilda®, Walnut Acres®, WestSoy®, Yorkshire Provender®, Yves Veggie Cuisine® and William's™. The Company's personal care products are marketed under the Alba Botanica®, Avalon Organics®, Earth's Best®, JASON®, Live Clean® and Queen Helene® brands.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of the Company’s strategic initiatives, including Project Terra, the Company’s announced divestiture of its Hain Pure Protein business, the Company’s Guidance for Fiscal Year 2019 and our future performance and results of operations.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to the impact of competitive products, changes to the competitive environment, changes to consumer preferences, consolidation of customers, reliance on independent distributors, general economic and financial market conditions, risks associated with our international sales and operations, our ability to manage our supply chain effectively, changes in raw materials, freight, commodity costs and fuel, our ability to execute and realize cost savings initiatives, including, but not limited to, cost reduction initiatives under Project Terra and SKU rationalization plans, the identification and remediation of material weaknesses in our internal controls over financial reporting, our ability to manage our financial reporting and internal control system processes, potential liabilities due to legal claims, government investigations and other regulatory enforcement actions, costs incurred due to pending and future litigation, the availability of key personnel and changes in our management team, potential liability if our products cause illness or physical harm, impairments in the carrying value of goodwill or other intangible assets, our ability to identify and complete acquisitions or divestitures and integrate acquisitions, the availability of organic and natural ingredients, the reputation of our brands, risks relating to the protection of intellectual property, cybersecurity risks, unanticipated expenditures and other risks detailed from time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and our quarterly reports. As a result of the foregoing and other factors, the Company cannot provide any assurance regarding future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.
Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including net sales adjusted for the impact of Foreign Exchange, Acquisitions and Divestitures and certain other items, including SKU rationalization, as applicable in each case, adjusted operating income, adjusted gross margin, adjusted net income, adjusted earnings per diluted share, EBITDA, Adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three and nine months ended March 31, 2019 and 2018 and the three months ended December 31, 2018 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations presented in accordance with GAAP.

The Company defines Operating Free Cash Flow as cash provided by or used in operating activities from continuing operations (a GAAP measure) less capital expenditures. The Company views Operating Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the three and nine months ended March 31, 2019 and 2018, Operating Free Cash Flow from continuing operations was calculated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	(unaudited and dollars in thousands)
Cash flow provided by operating activities - continuing operations	$13,056	$38,980	$12,043	$67,370
Purchases of property, plant and equipment	(14,353)	(23,683)	(55,892)	(48,368)
Operating Free Cash Flow - continuing operations	$(1,297)	$15,297	$(43,849)	$19,002

The Company’s Operating Free Cash Flow from continuing operations was negative $1.3 million for the three months ended March 31, 2019, a decrease of $16.6 million from the three months ended March 31, 2018. This decrease resulted primarily from a decrease in net income adjusted for non-cash and cash used in working capital accounts, offset in part by a decrease in capital expenditures. The Company’s Operating Free Cash Flow from continuing operations was negative $43.8 million for the nine months ended March 31, 2019, a decrease of $62.9 million from the nine months ended March 31, 2018. This decrease resulted primarily from a decrease in net income adjusted for non-cash charges and increased capital expenditures in the current year, offset in part by cash provided by working capital accounts.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company provides net sales adjusted for constant currency, acquisitions and divestitures, and certain other items including SKU rationalization, as applicable in each case, to understand the growth rate of net sales excluding

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines EBITDA as net (loss) income from continuing operations (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in net loss (income) of equity-method investees, stock-based compensation, net, stock-based compensation expense in connection with the Succession Plan, long-lived asset and intangible impairments and unrealized currency gains and losses. The Company defines segment EBITDA as operating income (a GAAP measure) before depreciation and amortization, stock-based compensation, net and long-lived asset impairments. Adjusted EBITDA is defined as EBITDA before acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three and nine months ended March 31, 2019 and 2018, EBITDA and Adjusted EBITDA from continuing operations was calculated as follows:

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
	(unaudited and dollars in thousands)
Net (loss) income	$(65,837)	$12,686	$(169,763)	$79,635
Net loss from discontinued operations	(75,925)	(12,555)	(127,472)	(7,349)
Net income (loss) from continuing operations	$10,088	$25,241	$(42,291)	$86,984

Provision (benefit) for income taxes	3,114	(1,310)	(1,679)	(11,516)
Interest expense, net	8,677	6,108	24,093	17,535
Depreciation and amortization	13,968	15,074	42,074	45,139
Equity in net loss (income) of equity-method investees	205	101	391	(104)
Stock-based compensation, net	3,937	2,936	5,502	10,258
Stock-based compensation expense in connection with Chief Executive Officer Succession Agreement	—	—	429	—
Long-lived asset and intangibles impairment	—	4,839	23,709	8,290
Unrealized currency losses/(gains)	1,522	(1,465)	2,551	(5,170)
EBITDA	$41,511	$51,524	$54,779	$151,416

Project Terra costs and other	9,259	4,831	29,464	13,750
Chief Executive Officer Succession Plan expense, net	455	—	29,727	—
Accounting review and remediation costs, net of insurance proceeds	—	3,313	4,334	6,406
Warehouse/manufacturing facility start-up costs	3,222	—	9,529	1,155
Plant closure related costs	184	3,246	3,503	3,946
SKU rationalization	505	4,913	2,035	4,913
Litigation and related expenses	371	235	1,062	235
Losses on terminated chilled desserts contract	—	2,939	—	6,553
Co-packer disruption	—	952	—	3,692
Regulated packaging change	—	—	—	1,007
Toys "R" Us bad debt	—	897	—	897
Machine break-down costs	—	317	—	317
Recall and other related costs	—	273	—	273
Adjusted EBITDA	$55,507	$73,440	$134,433	$194,560

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(in thousands)

	March 31,	June 30,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,562	$106,557
Restricted cash	34,452	—
Accounts receivable, net	256,799	252,708
Inventories	395,246	391,525
Prepaid expenses and other current assets	54,786	59,946
Current assets of discontinued operations	136,181	240,851
Total current assets	905,026	1,051,587
Property, plant and equipment, net	331,070	310,172
Goodwill	1,016,863	1,024,136
Trademarks and other intangible assets, net	475,582	510,387
Investments and joint ventures	19,228	20,725
Other assets	30,502	29,667
Total assets	$2,778,271	$2,946,674
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$205,014	$229,993
Accrued expenses and other current liabilities	176,400	116,001
Current portion of long-term debt	22,522	26,605
Current liabilities of discontinued operations	15,195	49,846
Total current liabilities	419,131	422,445
Long-term debt, less current portion	729,201	687,501
Deferred income taxes	63,619	86,909
Other noncurrent liabilities	16,528	12,770
Total liabilities	1,228,479	1,209,625
Stockholders' equity:
Common stock	1,087	1,084
Additional paid-in capital	1,154,182	1,148,196
Retained earnings	708,568	878,516
Accumulated other comprehensive loss	(204,467)	(184,240)
	1,659,370	1,843,556
Treasury stock	(109,578)	(106,507)
Total stockholders' equity	1,549,792	1,737,049
Total liabilities and stockholders' equity	$2,778,271	$2,946,674

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net sales	$599,797	$632,720	$1,744,786	$1,838,171
Cost of sales	474,528	499,707	1,405,650	1,447,820
Gross profit	125,269	133,013	339,136	390,351
Selling, general and administrative expenses	87,739	86,063	255,383	258,586
Amortization of acquired intangibles	3,802	4,713	11,567	13,859
Project Terra costs and other	9,408	4,831	29,613	13,750
Chief Executive Officer Succession Plan expense, net	455	—	30,156	—
Accounting review and remediation costs, net of insurance proceeds	—	3,313	4,334	6,406
Long-lived asset and intangibles impairment	—	4,839	23,709	8,290
Operating income (loss)	23,865	29,254	(15,626)	89,460
Interest and other financing expense, net	9,390	6,782	25,912	19,543
Other expense/(income), net	1,068	(1,560)	2,041	(5,447)
Income (loss) from continuing operations before income taxes and equity in net loss (income) of equity-method investees	13,407	24,032	(43,579)	75,364
Provision (benefit) for income taxes	3,114	(1,310)	(1,679)	(11,516)
Equity in net loss (income) of equity-method investees	205	101	391	(104)
Net income (loss) from continuing operations	$10,088	$25,241	$(42,291)	$86,984
Net loss from discontinued operations, net of tax	(75,925)	(12,555)	(127,472)	(7,349)
Net (loss) income	$(65,837)	$12,686	$(169,763)	$79,635

Net (loss) income per common share:
Basic net income (loss) per common share from continuing operations	$0.10	$0.24	$(0.41)	$0.84
Basic net loss per common share from discontinued operations	(0.73)	(0.12)	(1.23)	(0.07)
Basic net (loss) income per common share	$(0.63)	$0.12	$(1.63)	$0.77

Diluted net income (loss) per common share from continuing operations	$0.10	$0.24	$(0.41)	$0.83
Diluted net loss per common share from discontinued operations	(0.73)	(0.12)	(1.23)	(0.07)
Diluted net (loss) income per common share	$(0.63)	$0.12	$(1.63)	$0.76

Shares used in the calculation of net (loss) income per common share:
Basic	104,117	103,918	104,045	103,821
Diluted	104,334	104,503	104,045	104,473

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Cash Flows
(unaudited and dollars in thousands)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(65,837)	$12,686	$(169,763)	$79,635
Net loss from discontinued operations	(75,925)	(12,555)	(127,472)	(7,349)
Net income (loss) from continuing operations	10,088	25,241	(42,291)	86,984
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	13,968	15,074	42,074	45,139
Deferred income taxes	(1,863)	(1,307)	(24,653)	(30,115)
Chief Executive Officer Succession Plan expense, net	455	—	29,727	—
Equity in net loss (income) of equity-method investees	205	101	391	(104)
Stock-based compensation, net	3,937	2,936	5,931	10,258
Long-lived asset and intangibles impairment	—	4,841	23,709	8,290
Other non-cash items, net	2,418	(265)	3,703	(2,025)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	(15,407)	(7,921)	(8,824)	(23,998)
Inventories	10,296	19,776	(7,176)	(43,355)
Other current assets	2,080	(4,264)	315	(8,153)
Other assets and liabilities	632	108	5,248	5,367
Accounts payable and accrued expenses	(13,753)	(15,340)	(16,111)	19,082
Net cash provided by operating activities - continuing operations	13,056	38,980	12,043	67,370
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(14,353)	(23,683)	(55,892)	(48,368)
Acquisitions of businesses, net of cash acquired	—	—	—	(13,064)
Other	—	124	3,863	124
Net cash used in investing activities - continuing operations	(14,353)	(23,559)	(52,029)	(61,308)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	90,000	10,000	240,000	45,000
Repayments under bank revolving credit facility	(49,145)	(320,185)	(186,791)	(355,185)
Borrowings under term loan	—	299,245	—	299,245
Repayments under term loan	(3,750)	—	(11,250)	—
Funding of discontinued operations entities	(33,455)	(4,409)	(37,451)	(17,167)
(Repayments) borrowings of other debt, net	(13,397)	(10,801)	(4,770)	3,111
Shares withheld for payment of employee payroll taxes	(149)	(168)	(3,071)	(6,853)
Net cash used in financing activities - continuing operations	(9,896)	(26,318)	(3,333)	(31,849)
Effect of exchange rate changes on cash	744	2,119	(1,225)	5,884
CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash used in operating activities	(5,489)	(8,819)	(7,339)	(11,783)
Cash used in investing activities	(29,811)	(2,189)	(32,742)	(8,531)
Cash provided by financing activities	33,398	4,356	37,299	17,011
Net cash flows used in discontinued operations	(1,902)	(6,652)	(2,782)	(3,303)
Net decrease in cash and cash equivalents and restricted cash	(12,351)	(15,430)	(47,326)	(23,206)
Cash and cash equivalents at beginning of period	78,043	139,216	113,018	146,992
Cash and cash equivalents and restricted cash at end of period	$65,692	$123,786	$65,692	$123,786
Less: cash and cash equivalents of discontinued operations	(3,678)	(6,634)	(3,678)	(6,634)
Cash and cash equivalents and restricted cash of continuing operations at end of period	$62,014	$117,152	$62,014	$117,152

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended March 31,
	2019 GAAP	Adjustments	2019 Adjusted	2018 GAAP	Adjustments	2018 Adjusted
Net sales	$599,797	—	$599,797	$632,720	—	$632,720
Cost of sales	474,528	(4,153)	470,375	499,707	(12,640)	487,067
Gross profit	125,269	4,153	129,422	133,013	12,640	145,653
Operating expenses (a)	91,541	(1,023)	90,518	95,615	(5,971)	89,644
Project Terra costs and other	9,408	(9,408)	—	4,831	(4,831)	—
Chief Executive Officer Succession Plan expense, net	455	(455)	—	—	—	—
Accounting review and remediation costs, net of insurance proceeds	—	—	—	3,313	(3,313)	—
Operating income	23,865	15,039	38,904	29,254	26,755	56,009
Interest and other expense (income), net (b)	10,458	(1,522)	8,936	5,222	1,465	6,687
Provision (benefit) for income taxes	3,114	4,963	8,077	(1,310)	11,946	10,636
Net income from continuing operations	10,088	11,598	21,686	25,241	13,344	38,585
Net (loss) income from discontinued operations, net of tax	(75,925)	75,925	—	(12,555)	12,555	—
Net (loss) income	(65,837)	87,523	21,686	12,686	25,899	38,585

Diluted net income per common share from continuing operations	0.10	0.11	0.21	0.24	0.13	0.37
Diluted net (loss) income per common share from discontinued operations	(0.73)	0.73	—	(0.12)	0.12	—
Diluted net (loss) income per common share	(0.63)	0.84	0.21	0.12	0.25	0.37

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expenses, net and other expense (income), net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and dollars in thousands)

Detail of Adjustments:
	Three Months Ended March 31,
	2019	2018
Warehouse/manufacturing facility start-up costs	$3,222	$—
Plant closure related costs	426	3,246
SKU rationalization	505	4,913
Recall and other related costs	—	273
Machine break-down costs	—	317
Losses on terminated chilled desserts contract	—	2,939
Co-packer disruption	—	952
Cost of sales	4,153	12,640

Gross profit	4,153	12,640

Stock-based compensation acceleration	583	—
Long-lived asset impairment charge associated with plant closure	—	4,839
Litigation and related expenses	371	235
Plant closure related costs	69	—
Toys "R" Us bad debt	—	897
Operating expenses (a)	1,023	5,971

Project Terra costs and other	9,408	4,831
Project Terra costs and other	9,408	4,831

Chief Executive Officer Succession Plan expense, net	455	—
Chief Executive Officer Succession Plan expense, net	455	—

Accounting review and remediation costs, net of insurance proceeds	—	3,313
Accounting review and remediation costs, net of insurance proceeds	—	3,313

Operating income	15,039	26,755

Unrealized currency losses/(gains)	1,522	(1,465)
Interest and other expense (income), net (b)	1,522	(1,465)

Income tax related adjustments	(4,963)	(11,946)
Provision (benefit) for income taxes	(4,963)	(11,946)

Net income from continuing operations	$11,598	$13,344

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expenses, net and other expense (income), net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Nine Months Ended March 31,
	2019 GAAP	Adjustments	2019 Adjusted	2018 GAAP	Adjustments	2018 Adjusted
Net sales	$1,744,786	—	$1,744,786	$1,838,171	—	$1,838,171
Cost of sales	1,405,650	(15,309)	1,390,341	1,447,820	(21,856)	1,425,964
Gross profit	339,136	15,309	354,445	390,351	21,856	412,207
Operating expenses (a)	290,659	(25,857)	264,802	280,735	(10,122)	270,613
Project Terra costs and other	29,613	(29,613)	—	13,750	(13,750)	—
Chief Executive Officer Succession Plan expense, net	30,156	(30,156)	—	—	—	—
Accounting review and remediation costs, net of insurance proceeds	4,334	(4,334)	—	6,406	(6,406)	—
Operating (loss) income	(15,626)	105,269	89,643	89,460	52,134	141,594
Interest and other expense (income), net (b)	27,953	(2,551)	25,402	14,096	5,170	19,266
(Benefit) provision for income taxes	(1,679)	19,204	17,525	(11,516)	40,389	28,873
Net (loss) income from continuing operations	(42,291)	88,616	46,325	86,984	6,575	93,559
Net (loss) income from discontinued operations, net of tax	(127,472)	127,472	—	(7,349)	7,349	—
Net (loss) income	(169,763)	216,088	46,325	79,635	13,924	93,559

Diluted net (loss) income per common share from continuing operations	(0.41)	0.85	0.45	0.83	0.06	0.90
Diluted net (loss) income per common share from discontinued operations	(1.23)	1.23	—	(0.07)	0.07	—
Diluted net (loss) income per common share	(1.63)	2.08	0.45	0.76	0.13	0.90

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expenses, net and other expense (income), net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and dollars in thousands)

Detail of Adjustments:
	Nine Months Ended March 31,
	2019	2018
Warehouse/manufacturing facility start-up costs	$9,529	$1,155
Plant closure related costs	3,745	3,946
SKU rationalization	2,035	4,913
Recall and other related costs	—	273
Machine break-down costs	—	317
Losses on terminated chilled desserts contract	—	6,553
Co-packer disruption	—	3,692
Regulated packaging change	—	1,007
Cost of sales	15,309	21,856

Gross profit	15,309	21,856

Intangibles impairment	17,900	—
Long-lived asset impairment charge associated with plant closure	5,809	8,290
Litigation and related expenses	1,062	235
Stock-based compensation acceleration	583	700
Plant closure related costs	503	—
Toys "R" Us bad debt	—	897
Operating expenses (a)	25,857	10,122

Project Terra costs and other	29,613	13,750
Project Terra costs and other	29,613	13,750

Chief Executive Officer Succession Plan expense, net	30,156	—
Chief Executive Officer Succession Plan expense, net	30,156	—

Accounting review and remediation costs, net of insurance proceeds	4,334	6,406
Accounting review and remediation costs, net of insurance proceeds	4,334	6,406

Operating (loss) income	105,269	52,134

Unrealized currency losses/(gains)	2,551	(5,170)
Interest and other expense (income), net (b)	2,551	(5,170)

Income tax related adjustments	(19,204)	(40,389)
(Benefit) provision for income taxes	(19,204)	(40,389)

Net (loss) income from continuing operations	$88,616	$6,575

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expenses, net and other expense (income), net.

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and dollars in thousands)

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Three months ended 3/31/19	$599,797	$227,206	$106,146
Impact of foreign currency exchange	21,792	15,378	6,414
Net sales on a constant currency basis - Three months ended 3/31/19	$621,589	$242,584	$112,560

Net sales - Three months ended 3/31/18	$632,720	$238,321	$113,347
Net sales growth on a constant currency basis	(1.8)%	1.8%	(0.7)%

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Nine months ended 3/31/19	$1,744,786	$671,121	$304,080
Impact of foreign currency exchange	35,586	23,897	11,689
Net sales on a constant currency basis - Nine months ended 3/31/19	$1,780,372	$695,018	$315,769

Net sales - Nine months ended 3/31/18	$1,838,171	$698,968	$324,190
Net sales growth on a constant currency basis	(3.1)%	(0.6)%	(2.6)%

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and dollars in thousands)

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Three months ended 3/31/19	$621,589	$266,445	$242,584	$112,560

Net sales - Three months ended 3/31/18	$632,720	$281,052	$238,321	$113,347
Castle contract termination	(2,036)	—	(2,036)	—
Project Terra SKU rationalization	(10,976)	(9,477)	—	(1,499)
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 3/31/18	$619,708	$271,575	$236,285	$111,848
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	0.3%	(1.9)%	2.7%	0.6%

	Tilda	Hain Daniels	Ella's Kitchen	Hain Celestial Europe	Hain Celestial Canada	Hain Ventures
Net sales growth - Three months ended 3/31/19	4.7%	(8.1)%	2.1%	(4.1)%	(5.9)%	(15.5)%
Impact of foreign currency exchange	6.4%	6.3%	6.9%	7.9%	4.7%	—%
Impact of castle contract termination	—%	1.2%	—%	—%	—%	—%
Impact of Project Terra SKU rationalization	—%	—%	—%	—%	3.1%	1.2%
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 3/31/19	11.1%	(0.6)%	9.0%	3.8%	1.9%	(14.3)%

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and dollars in thousands)

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Nine months ended 3/31/19	$1,780,372	$769,585	$695,018	$315,769

Net sales - Nine months ended 3/31/18	$1,838,171	$815,013	$698,968	$324,190
Acquisitions	4,335	—	4,335	—
Castle contract termination	(12,359)	—	(12,359)	—
Project Terra SKU rationalization	(32,865)	(28,891)	—	(3,974)
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Nine months ended 3/31/18	$1,797,282	$786,122	$690,944	$320,216
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	(0.9)%	(2.1)%	0.6%	(1.4)%

	Tilda	Hain Daniels	Ella's Kitchen	Hain Celestial Europe	Hain Celestial Canada	Hain Ventures
Net sales growth - Nine months ended 3/31/19	3.5%	(6.9)%	3.3%	(1.6)%	(7.9)%	(16.7)%
Impact of foreign currency exchange	3.8%	3.3%	3.6%	4.3%	4.1%	—%
Impact of acquisitions	—%	(0.8)%	—%	—%	—%	—%
Impact of castle contract termination	—%	2.3%	—%	—%	—%	—%
Impact of Project Terra SKU rationalization	—%	—%	—%	—%	2.0%	2.6%
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other - Nine months ended 3/31/19	7.3%	(2.1)%	6.9%	2.7%	(1.8)%	(14.1)%

THE HAIN CELESTIAL GROUP, INC.
Segment Information
(unaudited and dollars in thousands)

	United States	United Kingdom	Rest of World	Corporate / Other	Total
Net Sales
Net sales - Three months ended 12/31/18	$259,155	$225,338	$99,663	$—	$584,156

Operating income (loss)
Three months ended 12/31/18
Operating income (loss)	$7,180	$14,655	$8,374	$(45,596)	$(15,387)
Non-GAAP adjustments (1)	6,257	3,429	953	34,624	45,263
Adjusted operating income (loss)	$13,437	$18,084	$9,327	$(10,972)	$29,876
Operating income (loss) margin	2.8%	6.5%	8.4%		(2.6)%
Adjusted operating income margin	5.2%	8.0%	9.4%		5.1%
(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Consolidated EBITDA and Adjusted EBITDA
Three Months Ended December 31, 2018

Net loss	$(66,501)
Net loss from discontinued operations	(37,223)
Net loss from continuing operations	$(29,278)

Provision for income taxes	4,690
Interest expense, net	8,247
Depreciation and amortization	13,722
Equity in net loss of equity-method investees	11
Stock-based compensation expense	1,774
Stock-based compensation expense in connection with Chief Executive Officer Succession Agreement	117
Long-lived asset and intangibles impairment	19,473
Unrealized currency losses	439
EBITDA	$19,195

Project Terra costs and other	9,872
Chief Executive Officer Succession Plan expense, net	10,031
Accounting review and remediation costs, net of insurance proceeds	920
Warehouse/manufacturing facility start-up costs	1,708
Plant closure related costs	1,490
SKU rationalization	1,530
Litigation and related expenses	122
Adjusted EBITDA	$44,868

THE HAIN CELESTIAL GROUP, INC.
Segment EBITDA and Adjusted EBITDA
(unaudited and dollars in thousands)

United States
	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Operating Income	$17,099	$7,180	$24,974
Depreciation and amortization	3,274	3,264	3,871
Long-lived asset and intangibles impairment	—	1,354	2,282
Other	499	508	206
EBITDA	$20,872	$12,306	$31,333
Project Terra costs and other	1,246	1,952	1,079
Warehouse/manufacturing facility start-up costs	3,101	1,508	—
Plant closure related costs	26	115	2,084
SKU rationalization	303	1,328	3,712
Co-packer disruption	—	—	826
Toys "R" Us bad debt	—	—	897
Adjusted EBITDA	$25,548	$17,209	$39,931

United Kingdom
	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Operating Income	$18,147	$14,655	$13,863
Depreciation and amortization	7,258	7,091	7,822
Long-lived asset and intangibles impairment	—	62	2,560
Other	371	71	(128)
EBITDA	$25,776	$21,879	$24,117
Project Terra costs and other	896	2,135	(483)
Plant closure related costs	77	1,232	1,162
Litigation and related expenses	—	10	—
Losses on terminated chilled desserts contract	—	—	2,938
Co-packer disruption	—	—	126
Machine break-down costs	—	—	317
Recall and other related costs	—	—	273
Adjusted EBITDA	$26,749	$25,256	$28,450

Rest of World
	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Operating Income	$10,868	$8,374	$11,059
Depreciation and amortization	2,953	2,932	2,830
Long-lived asset and intangibles impairment	—	156	—
Other	166	96	(190)
EBITDA	$13,987	$11,558	$13,699
Project Terra costs and other	17	279	57
Warehouse/manufacturing facility start-up costs	121	200	—
Plant closure related costs	93	116	—
SKU rationalization	202	202	1,201
Adjusted EBITDA	$14,420	$12,355	$14,957

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,
	2018 GAAP	Adjustments	2018 Adjusted
Net sales	$584,156	—	$584,156
Cost of sales	469,883	(4,294)	465,589
Gross profit	114,273	4,294	118,567
Operating expenses (a)	108,720	(20,029)	88,691
Project Terra costs and other	9,872	(9,872)	—
Chief Executive Officer Succession Plan expense, net	10,148	(10,148)	—
Accounting review and remediation costs, net of insurance proceeds	920	(920)	—
Operating (loss) income	(15,387)	45,263	29,876
Interest and other expense (income), net (b)	9,190	(439)	8,751
Provision for income taxes	4,690	1,462	6,152
Net (loss) income from continuing operations	(29,278)	44,240	14,962
Net (loss) income from discontinued operations, net of tax	(37,223)	37,223	—
Net (loss) income	(66,501)	81,463	14,962

Diluted net (loss) income per common share from continuing operations	(0.28)	0.43	0.14
Diluted net (loss) income per common share from discontinued operations	(0.36)	0.36	—
Diluted net (loss) income per common share	(0.64)	0.78	0.14
(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expenses, net and other expense (income), net.

Detail of Adjustments:
Three Months Ended
December 31, 2018
Warehouse/manufacturing facility start-up costs	$1,708
Plant closure related costs	1,056
SKU rationalization	1,530
Cost of sales	4,294

Gross profit	4,294

Intangibles impairment	17,900
Long-lived asset impairment charge associated with plant closure	1,573
Litigation and related expenses	122
Plant closure related costs	434
Operating expenses (a)	20,029

Project Terra costs and other	9,872
Project Terra costs and other	9,872

Chief Executive Officer Succession Plan expense, net	10,148
Chief Executive Officer Succession Plan expense, net	10,148

Accounting review and remediation costs, net of insurance proceeds	920
Accounting review and remediation costs, net of insurance proceeds	920

Operating (loss) income	45,263

Unrealized currency losses/(gains)	439
Interest and other expense (income), net (b)	439

Income tax related adjustments	(1,462)
Provision for income taxes	(1,462)

Net income (loss) from continuing operations	$44,240
(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expenses, net and other expense (income), net.